EXHIBIT 23.2

Consent of  Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan of our report dated April 7, 2008, with respect to the combined financial statements of Bruker BioSpin Group for each of the three years in the period ended December 31, 2007, appearing in the Current Report on Form 8-K/A of Bruker Corporation filed on April 11, 2008 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 23, 2008